UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2020

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 9, 2020, Dr. Yazid Tohme entered into a Transition and Separation Agreement and General Release (the “Transition Agreement”) with FARO Technologies, Inc. (the “Company”). Pursuant to the Transition Agreement, Dr. Tohme acknowledged his termination from the position of Chief R&D Officer of the Company effective August 28, 2020. Dr. Tohme will continue to serve as an at-will employee of the Company through October 30, 2020 (the “Transition Period”) in order to provide assistance and input concerning ongoing business matters, to effectively transition matters to other employees and to perform such other duties as directed by the Company. The Company will continue to pay Dr. Tohme his current base salary of $370,000 per annum during the Transition Period. Dr. Tohme will not receive a bonus payment under the Company’s short-term cash incentive program in respect of performance for any part of 2020 or 2021.

Consistent with the Company’s severance obligations to Dr. Tohme set forth in the Executive Severance Plan, the Transition Agreement provides that the Company will continue to pay Dr. Tohme his existing base salary of $370,000, with the first installment being on the first practicable payroll date in January 2021 and the remaining installments continuing consecutively thereafter on the Company’s regularly-established pay dates until paid in full, with such payments all being made no later than March 15, 2021. Such severance payments are subject to, among other things, Dr. Tohme’s execution and non-revocation of a general release of claims in the form attached to the Transition Agreement.

In addition, the Company will continue to subsidize the employer paid portion of health benefit premiums under COBRA for a period of up to 12 months. The Transition Agreement includes non-compete and non-solicitation covenants pursuant to which Dr. Tohme has agreed not to compete against or solicit any customer or employee of the Company for a period of two years after the conclusion of the Transition Period, and also includes confidentiality and non-disparagement covenants.

This summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Separation Agreement and General Release, by and between FARO Technologies, Inc. and Yazid Tohme dated September 9, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

September 15, 2020	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)